Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpower.com

Media
Natalie Wymer
408-457-2348
Natalie.Wymer@sunpower.com

SunPower Reports Third Quarter 2016 Results
Announces Significant Cost Reduction Initiatives for Sustained Profitability
SunPower and Total Deepen Solar Market Cooperation
Updates 2016 Fiscal Year Guidance

SAN JOSE, Calif., Nov. 9, 2016 - SunPower Corp. (NASDAQ: SPWR) today announced financial results for its third quarter ended October 2, 2016 and significant cost reduction initiatives to position the company for sustained profitability.

($ Millions, except percentages and per-share data)	3rd Quarter 2016	2nd Quarter 2016	3rd Quarter 2015
GAAP revenue	$729.3	$420.5	$380.2
GAAP gross margin	17.7%	9.8%	16.5%
GAAP net loss	$(40.5)	$(70.0)	$(56.3)
GAAP net loss per diluted share	$(0.29)	$(0.51)	$(0.41)
Non-GAAP revenue[1]	$770.1	$401.8	$441.4
Non-GAAP gross margin[1]	20.0%	13.1%	17.7%
Non-GAAP net income (loss)[1]	$97.0	$(30.1)	$20.5
Non-GAAP net income (loss) per diluted share[1]	$0.68	$(0.22)	$0.13
Adjusted EBITDA[1]	$148.2	$29.9	$54.2

[1]	Information about SunPower's use of non-GAAP financial information, including a reconciliation to U.S. GAAP, is provided under "Use of Non-GAAP Financial Measures" below.

“Our solid third quarter results reflect continued execution of our diversified downstream strategy as we met or exceeded our key financial targets for the quarter,” said Tom Werner, SunPower president and CEO. “During the quarter, we continued to see strong demand for our SunPower Equinox residential complete solution while further building out our Helix™ solution footprint in the commercial space. We also executed on our construction commitments in our power plant segment, including the sale of our 49 percent ownership stake in our 102-megawatt (MW) Henrietta project to 8point3™ Energy Partners, and launched our third-generation Oasis® power plant complete solution that seamlessly integrates both hardware and software to maximize energy production at a given site. Operationally, we met our goals on yield and panel output and are pleased with the ramp of our P-Series product which benefits from the decline in industry cell pricing.

“While prospects for long term solar industry growth remain strong, we are seeing a significant near term market dislocation in the solar market that we expect will impact our financial performance through 2017. Our core strategy of developing innovative, complete customer solutions based on differentiated technology and deploying these solutions across a diversified portfolio of applications and geographic markets remains unchanged. However, given the current market environment, we have made the decision to implement a companywide cost reduction program, along with other proactive strategic initiatives, to focus on improving cash flow through the current market dislocation while positioning the company to succeed in the next phase of industry growth. We intend to conclude our cost reduction analysis in the near future and will formally announce our restructuring program on December 7, 2016.”

The company will implement the following initiatives:

•	Reduce capacity to lower inventory, improve cash flow and match to profitable demand

•	Cost reduction programs that are expected to improve margins and reduce 2017 annual operating expenses to approximately $350 million

•	Target 2017 capital expenditures of approximately $100 million, a reduction of more than 50 percent compared to 2016

•	Initiatives to improve liquidity with the goal of generating positive cash flow from operations through the end of 2017 and exiting the year with approximately $300 million in cash

SunPower will host a conference call on December 7, 2016 to provide additional details related to the cost initiatives listed above, estimated charges related to its expected restructuring program and to provide 2017 guidance.

Total and SunPower have also agreed to deepen their solar market cooperation through a number of strategic initiatives, including the signing of a four-year, up to 200-MW supply agreement to support the solarization of Total facilities around the world. This agreement covers the supply of 150 MW of E-series panels with an option to purchase up to another 50 MW of P-Series panels, and includes pre-payment in the amount of approximately $90 million. Also, the companies are currently in discussions to expand their global power plant partnership to include potential Total project ownership opportunities in such markets as Japan, South Africa and France.

“With this cost reduction program, as well as continued strong support from Total, we believe we will be able to reduce our cost structure, more prudently allocate our product and technology investments, appropriately size our manufacturing to balance production with near term demand, and improve cash flow,” continued Werner. “Combined with our realignment initiatives announced last quarter, we believe we will be well positioned for sustained profitability when market conditions improve.”

“While we are pleased with our third quarter performance, we felt it was important to be proactive in positioning the company to address the difficult near term industry conditions,” said Chuck Boynton, SunPower chief financial officer. “We are very focused on prudently managing our working capital and maximizing cost reduction to improve cash flow and fund our strategic plans. We believe that these initiatives will position us well to capitalize on long term industry growth.”

Additionally, third quarter fiscal 2016 non-GAAP results include net adjustments that, in the aggregate, decreased non-GAAP net loss by $137.6 million, including $19.3 million related to 8point3 Energy Partners, $2.1 million related to sale of operating lease assets, $15.9 million related to stock-based compensation expense, $3.0 million related to amortization of intangible assets, $57.8 million related to goodwill impairment, $31.2 million related to restructuring expense, $0.6 million related to other adjustments, and $7.7 million related to tax effect.

Financial Outlook
As a result of near-term industry conditions and its announced cost reduction program, the company is updating its 2016 financial guidance. Specifically, the company continues to expect above market growth in its residential business but anticipates a slight moderation of the previously forecasted rate of this growth in this segment for the fourth quarter. Additionally, fourth quarter performance in the commercial segment will be impacted by the timing of certain public sector projects which have been delayed until the first half of 2017. In power plant, the pricing environment remains challenging and the company’s focus is to deliver more than 400 MW of committed projects by the end of 2016. Operationally, the company expects its fiscal year 2016 performance to reflect higher than expected factory underutilization charges resulting from additional capacity reductions as well as the impact from its current cost reduction initiatives.

On a GAAP basis, the company now expects 2016 revenue of $2.43 billion to $2.63 billion, gross margin of 8 percent to 10 percent and net loss of $295 million to $320 million. Fiscal year 2016 GAAP guidance includes the impact of the company’s HoldCo asset strategy and revenue and timing deferrals due to real estate accounting, but excludes the impact of any charges related to the company’s planned cost reduction initiatives.

The company’s updated 2016 non-GAAP financial guidance is as follows: revenue of $2.6 billion to $2.8 billion, gross margin of 9 percent to 11 percent, Adjusted EBITDA of $185 million to $210 million, capital expenditures of $220 million to $240 million and gigawatts (GW) deployed in the range of 1.325 GW to 1.355 GW.

The company’s fourth quarter fiscal 2016 GAAP guidance is as follows: revenue of $0.9 billion to $1.1 billion, gross margin of zero percent to 2 percent and net loss of $100 million to $125 million. Fourth quarter 2016 GAAP guidance includes the impact of the company’s HoldCo asset strategy and revenue and timing deferrals due to real estate accounting, but excludes the impact of any charges related to the company’s planned cost reduction initiatives. On a non-GAAP basis, the company expects revenue of $1.0 billion to $1.2 billion, gross margin of 1 percent to 3 percent, Adjusted EBITDA of $0 to $25 million and megawatts deployed in the range of 235 MW to 265 MW.

In light of the circumstances noted above, the company’s previously issued 2017 guidance should no longer be considered current. The company expects to issue revised 2017 guidance once its restructuring proposal is finalized and announced in December.

The company will host a conference call for investors this afternoon to discuss its third quarter 2016 performance at 1:30 p.m. Pacific Time. The call will be webcast and can be accessed from SunPower’s website at http://investors.sunpower.com/events.cfm.

This press release contains both GAAP and non-GAAP financial information. Non-GAAP figures are reconciled to the closest GAAP equivalent categories in the financial attachment of this press release. Please note that the company has posted supplemental information and slides related to its third quarter 2016 performance on the Events and Presentations section of SunPower’s Investor Relations page at http://investors.sunpower.com/events.cfm. The capacity of power plants in this release is described in approximate megawatts on a direct current (dc) basis unless otherwise noted.

About SunPower
As one of the world’s most innovative and sustainable energy companies, SunPower Corp. (NASDAQ:SPWR) provides a diverse group of customers with complete solar solutions and services. Residential customers, businesses, governments, schools and utilities around the globe rely on SunPower’s more than 30 years of proven experience. From the first flip of the switch, SunPower delivers maximum value and performance throughout the long life of every solar system. Headquartered in Silicon Valley, SunPower has dedicated, customer-focused employees in Africa, Asia, Australia, Europe, and North and South America. For more information about how SunPower is changing the way our world is powered, visit www.sunpower.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: (a) our positioning for future success, gains in market share, competitive advantage, and our ability to succeed in the next phase of industry growth and profitably capitalize on future market growth; (b) our expectations for the solar industry and the markets we serve, including near-term market conditions, the long-term fundamentals for solar power, and prospects for long-term industry growth; (c) our plans to develop and implement a company-wide cost reduction program; (d) our expectations for the timing, success and financial impact of our planned cost reduction and other initiatives, and our expected restructuring program, including impact on our balance sheet, long-term cash flow and annual operating expenses; (e) our ability to reduce costs, match capacity to profitable demand, lower inventory, improve cash flow, reduce capital expenditures, improve liquidity, allocate investments, appropriately size our manufacturing, manage our working capital, and fund our strategic plans, and to meet any of our goals in respect of any of the foregoing measures; (f) our project pipeline; (g) 8point3’s role within our company strategy; (h) the ramp of our Helix solution and P-Series products; (i) our ability to productively expand our cooperation and partnership with Total; (j) our fourth quarter fiscal 2016 guidance, including GAAP revenue, gross margin, and net income (loss), as well as non-GAAP revenue, gross margin, Adjusted EBITDA, and MW deployed; and (k) full year fiscal 2016 guidance, including GAAP revenue, gross margin and net loss, as well as non-GAAP revenue, gross margin, capital expenditures, Adjusted EBITDA, and gigawatts deployed.  These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) competition in the solar and general energy industry and downward pressure on selling prices and wholesale energy pricing; (2) our liquidity, substantial indebtedness, and ability to obtain additional financing for our projects and customers; (3) regulatory changes and the availability of economic incentives promoting use of solar energy; (4) challenges inherent in constructing certain of our large projects; (5) the success of our ongoing research and development efforts and our ability to commercialize new products and services, including products and services developed through strategic partnerships; (6) fluctuations in our operating results; (7) maintaining or increasing our manufacturing capacity and containing manufacturing difficulties that could arise; (8) challenges managing our joint ventures and partnerships; (9) challenges executing on our HoldCo and YieldCo strategies, including the risk that 8point3 Energy Partners may be unsuccessful; (10) fluctuations or declines in the performance of our solar panels and other products and solutions; (11) our ability to identify and successfully implement concrete actions to meet our cost reduction targets, reduce capital expenditures, and implement the planned realignment of our manufacturing operations and power plant segment; and (12) the outcomes of previously disclosed litigation.  A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.”  Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com.  All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

©2016 SunPower Corporation. All rights reserved. SUNPOWER, the SUNPOWER logo, HELIX and OASIS are trademarks or registered trademarks of SunPower Corporation in the U.S. and other countries as well. Other marks are the property of their respective owners.

SUNPOWER CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Oct. 2, 2016	Jan. 3, 2016
Assets
Current assets:
Cash and cash equivalents	$383,868	$954,528
Restricted cash and cash equivalents, current portion	27,476	24,488
Accounts receivable, net	223,836	190,448
Costs and estimated earnings in excess of billings	25,399	38,685
Inventories	447,114	382,390
Advances to suppliers, current portion	72,968	85,012
Project assets - plants and land, current portion	828,842	479,452
Prepaid expenses and other current assets	336,683	359,517
Total current assets	2,346,186	2,514,520

Restricted cash and cash equivalents, net of current portion	51,615	41,748
Restricted long-term marketable securities	—	6,475
Property, plant and equipment, net	1,125,014	731,230
Solar power systems leased and to be leased, net	618,755	531,520
Project assets - plants and land, net of current portion	111,282	5,072
Advances to suppliers, net of current portion	241,126	274,085
Long-term financing receivables, net	471,334	334,791
Goodwill and other intangible assets, net	46,965	119,577
Other long-term assets	84,393	297,975
Total assets	$5,096,670	$4,856,993

Liabilities and Equity
Current liabilities:
Accounts payable	$515,775	$514,654
Accrued liabilities	280,032	313,497
Billings in excess of costs and estimated earnings	99,465	115,739
Short-term debt	535,226	21,041
Customer advances, current portion	12,669	33,671
Total current liabilities	1,443,167	998,602

Long-term debt	455,769	478,948
Convertible debt	1,112,813	1,110,960
Customer advances, net of current portion	296	126,183
Other long-term liabilities	656,013	564,557
Total liabilities	3,668,058	3,279,250

Redeemable noncontrolling interests in subsidiaries	102,242	69,104

Equity:

Preferred stock	—	—
Common stock	138	137
Additional paid-in capital	2,407,764	2,359,917
Accumulated deficit	(943,563)	(747,617)
Accumulated other comprehensive loss	(12,847)	(8,023)
Treasury stock, at cost	(176,219)	(155,265)
Total stockholders' equity	1,275,273	1,449,149
Noncontrolling interests in subsidiaries	51,097	59,490
Total equity	1,326,370	1,508,639
Total liabilities and equity	$5,096,670	$4,856,993

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Oct. 2, 2016	Jul. 3, 2016	Sep. 27, 2015	Oct. 2, 2016	Sep. 27, 2015
Revenue:
Residential	$170,345	$177,715	$163,563	$499,867	$471,092
Commercial	139,954	97,846	84,983	290,041	197,030
Power Plant	419,047	144,891	131,672	744,765	533,987
Total revenue	729,346	420,452	380,218	1,534,673	1,202,109
Cost of revenue:
Residential	138,836	138,959	126,411	395,955	366,162
Commercial	132,618	89,523	72,337	267,367	178,059
Power Plant	328,684	150,676	118,826	649,312	433,545
Total cost of revenue	600,138	379,158	317,574	1,312,634	977,766
Gross margin	129,208	41,294	62,644	222,039	224,343
Operating expenses:
Research and development	28,153	31,411	24,973	92,270	66,701
Selling, general and administrative	80,070	84,683	81,109	262,544	239,843
Restructuring charges	31,202	117	726	31,415	6,056
Total operating expenses	139,425	116,211	106,808	386,229	312,600
Operating loss	(10,217)	(74,917)	(44,164)	(164,190)	(88,257)
Other income (expense), net:
Interest income	630	806	448	2,133	1,498
Interest expense	(15,813)	(13,950)	(8,796)	(42,644)	(32,994)
Gain on settlement of preexisting relationships in connection with acquisition	203,252	—	—	203,252	—
Loss on equity method investment in connection with acquisition	(90,946)	—	—	(90,946)	—
Goodwill impairment	(147,365)	—	—	(147,365)	—
Other, net	(5,169)	(5,822)	(3,601)	(17,223)	8,761
Other expense, net	(55,411)	(18,966)	(11,949)	(92,793)	(22,735)
Loss before income taxes and equity in earnings of unconsolidated investees	(65,628)	(93,883)	(56,113)	(256,983)	(110,992)
Provision for income taxes	(7,049)	(6,648)	(36,224)	(16,878)	(37,916)
Equity in earnings of unconsolidated investees	16,770	8,350	5,052	24,356	9,107
Net loss	(55,907)	(92,181)	(87,285)	(249,505)	(139,801)
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	15,362	22,189	30,959	53,559	80,403
Net loss attributable to stockholders	$(40,545)	$(69,992)	$(56,326)	$(195,946)	$(59,398)

Net loss per share attributable to stockholders:
- Basic	$(0.29)	$(0.51)	$(0.41)	$(1.42)	$(0.44)
- Diluted	$(0.29)	$(0.51)	$(0.41)	$(1.42)	$(0.44)
Weighted-average shares:
- Basic	138,209	138,084	136,473	137,832	134,294
- Diluted	138,209	138,084	136,473	137,832	134,294

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Oct. 2, 2016	Jul. 3, 2016	Sep. 27, 2015	Oct. 2, 2016	Sep. 27, 2015

Cash flows from operating activities:
Net loss	$(55,907)	$(92,181)	$(87,285)	$(249,505)	$(139,801)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	39,827	40,898	37,364	122,842	97,369
Stock-based compensation	15,907	16,475	14,898	48,902	42,484
Non-cash interest expense	308	309	517	963	5,768
Non-cash restructuring charges	17,926	—	—	17,926	—
Gain on settlement of preexisting relationships in connection with acquisition	(203,252)	—	—	(203,252)	—
Loss on equity method investment in connection with acquisition	90,946	—	—	90,946	—
Goodwill impairment	147,365	—	—	147,365	—
Equity in earnings of unconsolidated investees	(16,770)	(8,350)	(5,052)	(24,356)	(9,107)
Excess tax benefit from stock-based compensation	(1,222)	—	(18,363)	(1,222)	(25,090)
Deferred income taxes	1,210	2,018	26,115	2,059	25,748
Gain on sale of residential lease portfolio to 8point3 Energy Partners LP	—	—	—	—	(27,915)
Other, net	2,006	909	563	3,805	1,940
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(13,268)	(35,856)	226,900	(36,563)	292,102
Costs and estimated earnings in excess of billings	7,278	23,826	9,380	13,579	148,018
Inventories	13,901	(96,799)	(56,427)	(101,146)	(187,153)
Project assets	(1,262)	(254,007)	(188,073)	(434,645)	(499,847)
Prepaid expenses and other assets	21,316	93,743	(16,785)	70,025	12,640
Long-term financing receivables, net	(41,424)	(51,108)	(39,160)	(136,543)	(108,418)
Advances to suppliers	4,434	28,656	4,706	45,003	29,800
Accounts payable and other accrued liabilities	(156,279)	82,051	8,608	(144,202)	(62,921)
Billings in excess of costs and estimated earnings	7,170	(49,915)	(13,298)	(15,879)	(3,968)

Customer advances	(8,556)	(760)	(8,527)	(14,440)	(21,009)
Net cash used in operating activities	(128,346)	(300,091)	(103,919)	(798,338)	(429,360)
Cash flows from investing activities:
Decrease (increase) in restricted cash and cash equivalents	(10,108)	(941)	748	(12,855)	(27,659)
Purchases of property, plant and equipment	(56,151)	(46,280)	(63,574)	(149,475)	(132,352)
Cash paid for solar power systems, leased and to be leased	(18,261)	(22,918)	(22,587)	(64,417)	(64,419)
Cash paid for solar power systems	—	(2,282)	—	(2,282)	(10,007)
Proceeds from sales or maturities of marketable securities	6,210	—	—	6,210	—
Proceeds from (payments to) 8point3 Energy Partners LP attributable to real estate projects and residential lease portfolio	—	130	22,754	(9,838)	363,928
Cash paid for acquisitions, net of cash acquired	(24,003)	—	(59,021)	(24,003)	(59,021)
Cash paid for investments in unconsolidated investees	(737)	(557)	3,000	(11,046)	(4,092)
Cash paid for intangibles	—	—	(2,875)	—	(3,401)
Net cash provided by (used in) investing activities	(103,050)	(72,848)	(121,555)	(267,706)	62,977
Cash flows from financing activities:
Cash paid for repurchase of convertible debt	—	—	(79)	—	(324,352)
Proceeds from settlement of 4.50% Bond Hedge	—	—	—	—	74,628
Payments to settle 4.50% Warrants	—	—	—	—	(574)
Repayment of bank loans and other debt	(7,685)	(162)	(38)	(15,572)	(15,857)
Proceeds from issuance of non-recourse residential financing, net of issuance costs	89,634	24,889	27,834	142,862	82,664
Repayment of non-recourse residential financing	(34,541)	(1,101)	(256)	(36,707)	(41,058)
Contributions from noncontrolling interests and redeemable noncontrolling interests attributable to residential projects	34,558	33,083	41,796	91,723	133,732
Distributions to noncontrolling interests and redeemable noncontrolling interests attributable to residential projects	(6,514)	(1,596)	(2,223)	(13,419)	(6,790)

Proceeds from issuance of non-recourse power plant and commercial financing, net of issuance costs	168,794	354,052	21,356	602,286	229,066
Repayment of non-recourse power plant and commercial financing	(220,186)	(51)	—	(257,538)	(226,578)
Proceeds from 8point3 Energy Partners LP attributable to operating leases and unguaranteed sales-type lease residual values	—	—	—	—	29,300
Proceeds from exercise of stock options	—	—	289	—	467
Excess tax benefit from stock-based compensation	1,222	—	18,363	1,222	25,090
Purchases of stock for tax withholding obligations on vested restricted stock	(1,282)	(795)	(2,081)	(20,953)	(42,407)
Net cash provided by (used in) financing activities	24,000	408,319	104,961	493,904	(82,669)
Effect of exchange rate changes on cash and cash equivalents	1,173	(467)	351	1,480	(4,242)
Net increase (decrease) in cash and cash equivalents	(206,223)	34,913	(120,162)	(570,660)	(453,294)
Cash and cash equivalents, beginning of period	590,091	555,178	623,043	954,528	956,175
Cash and cash equivalents, end of period	$383,868	$590,091	$502,881	$383,868	$502,881

Non-cash transactions:
Assignment of residential lease receivables to third parties	$1,246	$1,379	$1,053	$3,722	$2,742
Costs of solar power systems, leased and to be leased, sourced from existing inventory	14,092	14,806	16,867	43,983	47,295
Costs of solar power systems, leased and to be leased, funded by liabilities	6,226	6,282	8,229	6,226	8,229
Costs of solar power systems under sale-leaseback financing arrangements sourced from project assets	—	7,375	—	7,375	6,076
Property, plant and equipment acquisitions funded by liabilities	85,994	73,247	43,083	85,994	43,083
Net reclassification of cash proceeds offset by project assets in connection with the deconsolidation of assets sold to the 8point3 Group	34,862	—	5,061	43,588	5,061
Exchange of receivables for an investment in an unconsolidated investee	—	2,890	—	2,890	—

Sale of residential lease portfolio in exchange for non-controlling equity interests in the 8point3 Group	—	—	—	—	68,273
Acquisition of intangible assets funded by liabilities	—	—	6,512	—	6,512
Acquisition funded by liabilities	100,550	—	—	100,550	—

Use of Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, the company uses non-GAAP measures that are adjusted for certain items from the most directly comparable GAAP measures, as described below. The specific non-GAAP measures listed below are: revenue; gross margin; net income; net income per diluted share; and adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Management believes that each of these non-GAAP measures is useful to investors, enabling them to better assess changes in each of these key elements of the company's results of operations across different reporting periods on a consistent basis, independent of certain items as described below. Thus, each of these non-GAAP financial measures provides investors with another method to assess the company's operating results in a manner that is focused on its ongoing, core operating performance, absent the effects of these items. Management uses these non-GAAP measures internally to assess the business, its financial performance, current and historical results, as well as for strategic decision-making and forecasting future results. Many of the analysts covering the company also use these non-GAAP measures in their analyses. Given management's use of these non-GAAP measures, the company believes these measures are important to investors in understanding the company's operating results as seen through the eyes of management. These non-GAAP measures are not prepared in accordance with GAAP or intended to be a replacement for GAAP financial data; the non-GAAP measures should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

Non-GAAP revenue includes adjustments relating to 8point3, utility and power plant projects, the sale of operating lease assets, and sale-leaseback transactions, each as described below. In addition to those same adjustments, Non-GAAP gross margin includes adjustments relating to stock-based compensation, amortization of intangible assets, non-cash interest expense, and arbitration ruling, each as described below. In addition to those same adjustments, non-GAAP net income and non-GAAP net income per diluted share are adjusted for adjustments relating to goodwill impairment, restructuring expense, IPO-related costs, other items, and the tax effect of these non-GAAP adjustments as described below. In addition to the same adjustments as non-GAAP net income, Adjusted EBITDA includes adjustments relating to cash interest expense (net of interest income), provision for income taxes, and depreciation.

Non-GAAP Adjustments Based on International Financial Reporting Standards (“IFRS”)

The company’s non-GAAP results include adjustments to recognize revenue and profit under IFRS that are consistent with the adjustments made in connection with the company’s reporting process as part of its status as a consolidated subsidiary of Total S.A., a foreign public registrant which reports under IFRS. Differences between GAAP and IFRS reflected in the company’s non-GAAP results are further described below. In these situations, management believes that IFRS enables investors to better evaluate the company’s revenue and profit generation performance, and assists in aligning the perspectives of our management and noncontrolling shareholders with those of Total S.A., our controlling shareholder.

•
8point3. In 2015, 8point3 Energy Partners LP ("8point3 Energy Partners"), a joint YieldCo vehicle, was formed by the company and First Solar, Inc. ("First Solar" and, together with the company, the "Sponsors") to own, operate and acquire solar energy generation assets. Class A shares of 8point3 Energy Partners are now listed on the NASDAQ Global Select Market under the trading symbol “CAFD.” Immediately after the IPO, the company contributed a portfolio of 170 MW of its solar generation assets (the “SPWR Projects”) to 8point3 Operating Company, LLC ("OpCo"), 8point3 Energy Partners' primary operating subsidiary. In exchange for the SPWR Projects, the company received cash proceeds as well as equity interests in several 8point3 Energy Partners affiliated entities: primarily common and subordinated units representing a 40.7% stake in OpCo and a 50.0% economic and management stake in 8point3 Holding Company, LLC (“Holdings”), the parent company of the general partner of 8point3 Energy Partners and the owner of incentive distribution rights in OpCo. Holdings, OpCo, 8point3 Energy Partners and their respective subsidiaries are referred to herein as the “8point3 Group” or “8point3.”

The company includes adjustments related to the sales of projects contributed to 8point3 based on the difference between the fair market value of the consideration received and the net carrying value of the projects contributed, of which, a portion is deferred in proportion to the company’s retained equity stake in 8point3. The deferred profit is subsequently recognized over time. With certain exceptions such as for projects already in operation, the company’s revenue is equal to the fair market value of the consideration received, and cost of goods sold is equal to the net carrying value plus a partial deferral of profit proportionate with the retained equity stake. Under GAAP, these sales are recognized under either real estate, lease, or consolidation accounting guidance depending upon the nature of the individual asset contributed, with outcomes ranging from no, partial, or full profit recognition. IFRS profit, less deferrals associated with retained equity, is recognized for sales related to the residential lease portfolio. Revenue recognition for other projects sold to 8point3 is deferred until these projects reach commercial operations. Equity in earnings of unconsolidated investees also includes the impact of the company’s share of 8point3’s earnings related to sales of projects receiving sales recognition under IFRS but not GAAP.

•
Utility and power plant projects. The company includes adjustments related to the revenue recognition of certain utility and power plant projects based on percentage-of-completion accounting and, when relevant, the allocation of revenue and margin to the company’s project development efforts at the time of initial project sale. Under GAAP, such projects are accounted for under real estate accounting guidance, under which no separate allocation to the company’s project development efforts occurs and the amount of revenue and margin that is recognized may be limited in circumstances where the company has certain forms of continuing involvement in the project. Over the life of each project, cumulative revenue and gross margin will eventually be equivalent under both GAAP and IFRS; however, revenue and gross margin will generally be recognized earlier under IFRS. Within each project, the relationship between the adjustments to revenue and gross margins is generally consistent. However, as the company may have multiple utility and power plant projects in differing stages of progress at any given time, the relationship in the aggregate will occasionally appear otherwise.

•
Sale of operating lease assets. The company includes adjustments related to the revenue recognition on the sale of certain solar assets subject to an operating lease (or of solar assets that are leased by or intended to be leased by the third-party purchaser to another party) based on the net proceeds received from the purchaser. Under GAAP, these sales are accounted for as borrowing transactions in accordance with lease accounting guidance. Under such guidance, revenue and profit recognition is based on rental payments made by the end lessee, and the net proceeds from the purchaser are recorded as a non-recourse borrowing liability, with imputed interest expense recorded on the liability. This treatment continues until the company has transferred the substantial risks of ownership, as defined by lease accounting guidance, to the purchaser, at which point the sale is recognized.

•
Sale-leaseback transactions. The company includes adjustments related to the revenue recognition on certain sale-leaseback transactions based on the net proceeds received from the buyer-lessor. Under GAAP, these transactions are accounted for under the financing method in accordance with real estate accounting guidance. Under such guidance, no revenue or profit is recognized at the inception of the transaction, and the net proceeds from the buyer-lessor are recorded as a financing liability. Imputed interest is recorded on the liability equal to the company’s incremental borrowing rate adjusted solely to prevent negative amortization.

Other Non-GAAP Adjustments

•
Stock-based compensation. Stock-based compensation relates primarily to the company’s equity incentive awards. Stock-based compensation is a non-cash expense that is dependent on market forces that are difficult to predict. Management believes that this adjustment for stock-based compensation provides investors with a basis to measure the company's core performance, including compared with the performance of other companies, without the period-to-period variability created by stock-based compensation.

•
Amortization of intangible assets. The company incurs amortization of intangible assets as a result of acquisitions, which includes patents, purchased technology, project pipeline assets, and in-process research and development. Management believes that it is appropriate to exclude these amortization charges from the company’s non-GAAP financial measures as they arise from prior acquisitions, are not reflective of ongoing operating results, and do not contribute to a meaningful evaluation of a company’s past operating performance.

•
Non-cash interest expense. The company incurs non-cash interest expense related to the amortization of items such as original issuance discounts on its debt. The company excludes non-cash interest expense because the expense does not reflect its financial results in the period incurred. Management believes that this adjustment for non-cash interest expense provides investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without non-cash interest expense.

•
Goodwill impairment. In the third quarter of 2016, the company performed an interim goodwill impairment evaluation, due to current market circumstances, including a decline in the company's stock price which resulted in the market capitalization of the company being below its book value. The company’s preliminary calculation determined that the implied fair value of goodwill for all reporting units was zero and therefore recorded a goodwill impairment loss of $147.4 million, which includes $89.6 million of goodwill recognized in the third quarter of 2016 in connection with the company’s acquisition of the remaining 50% of AUOSP, a joint venture for the purpose of manufacturing solar cells in which the company previously owned 50%. No adjustment to non-GAAP financial measures was made for the portion of the impairment charge derived from AUOSP, resulting in a non-GAAP adjustment of $57.8 million. Management believes that it is appropriate to exclude this impairment charge from the company’s non-GAAP financial measures as it arises from prior acquisitions, is not reflective of ongoing operating results, and does not contribute to a meaningful evaluation of a company’s past operating performance. The impact of the AUOSP acquisition to the company’s GAAP and non-GAAP income statements in the third quarter of 2016 was $22.7 million, including a $203.2 million gain on settling preexisting relationships offset by a $90.9 million loss on the prior equity method investment and $89.6 million of goodwill impairment.

•
Restructuring expense. The company incurs restructuring expenses related to reorganization plans aimed towards realigning resources consistent with the company’s global strategy and improving its overall operating efficiency and cost structure. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have historically occurred infrequently. Although the company has engaged in restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges from the company's non-GAAP financial measures as they are not reflective of ongoing operating results or contribute to a meaningful evaluation of a company's past operating performance.

•
Arbitration ruling. On January 28, 2015, an arbitral tribunal of the International Court of Arbitration of the International Chamber of Commerce declared a binding partial award in the matter of an arbitration between First Philippine Electric Corporation (“FPEC”) and First Philippine Solar Corporation (“FPSC”) against SunPower Philippines Manufacturing, Ltd. (“SPML”), the Company’s wholly-owned subsidiary. The tribunal found SPML in breach of its obligations under its supply agreement with FPSC, and in breach of its joint venture agreement with FPEC. The second partial and final awards dated July 14, 2015 and September 30, 2015, respectively, reduced the estimated amounts to be paid to FPEC, and on July 22, 2016, SPML entered into a settlement with FPEC and FPSC and paid a total of $50.5 million in settlement of all claims between the parties. As a result, the Company recorded its best estimate of probable loss related to this case at the time of the initial ruling and updated the estimate as circumstances warranted. As this loss is nonrecurring in nature, excluding this data provides investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without similar impacts.

•
IPO-related costs. Costs incurred related to the IPO of 8point3 included legal, accounting, advisory, valuation, and other expenses, as well as modifications to or terminations of certain existing financing structures in preparation for the sale to 8point3. As these costs are non-recurring in nature, excluding this data provides investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without similar impacts.

•
Other. The company combines amounts previously disclosed under separate captions into “Other” when amounts do not have a significant impact on the presented fiscal periods. Management believes that these adjustments provide investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without similar impacts.

•
Tax effect. This amount is used to present each of the adjustments described above on an after-tax basis in connection with the presentation of non-GAAP net income and non-GAAP net income per diluted share. The company's non-GAAP tax amount is based on estimated cash tax expense and reserves. The company forecasts its annual cash tax liability and allocates the tax to each quarter in a manner generally consistent with its GAAP methodology. This approach is designed to enhance investors’ ability to understand the impact of the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments, which may not reflect actual cash tax expense.

•	Adjusted EBITDA adjustments. When calculating Adjusted EBITDA, in addition to adjustments described above, the company excludes the impact during the period of the following items:

•	Cash interest expense, net of interest income

•	Provision for income taxes

•	Depreciation

Management presents this non-GAAP financial measure to enable investors to evaluate the company's performance, including compared with the performance of other companies.

For more information about these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP Measures to Non-GAAP Measures" set forth at the end of this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

Adjustments to Revenue:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Oct. 2, 2016	Jul. 3, 2016	Sep. 27, 2015	Oct. 2, 2016	Sep. 27, 2015
GAAP revenue	$729,346	$420,452	$380,218	$1,534,673	$1,202,109
Adjustments based on IFRS:
8point3	33,301	(1,400)	59,619	16,727	59,619
Utility and power plant projects	37	(40,085)	1,567	13,490	(13,016)
Sale of operating lease assets	7,424	10,183	—	28,010	—
Sale-leaseback transactions	—	12,646	—	12,646	—
Non-GAAP revenue	$770,108	$401,796	$441,404	$1,605,546	$1,248,712

Adjustments to Gross margin:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Oct. 2, 2016	Jul. 3, 2016	Sep. 27, 2015	Oct. 2, 2016	Sep. 27, 2015
GAAP gross margin	$129,208	$41,294	$62,644	$222,039	$224,343
Adjustments based on IFRS:
8point3	13,788	(210)	18,296	8,936	18,296
Utility and power plant projects	47	4,128	(516)	7,732	(16,095)
Sale of operating lease assets	2,085	2,966	—	8,163	—
Sale-leaseback transactions	85	2,988	—	3,073	—
Other adjustments:
Stock-based compensation expense	6,029	5,464	4,210	15,618	10,035
Amortization of intangible assets	2,567	1,530	601	5,111	601
Non-cash interest expense	283	284	487	886	1,646
Arbitration ruling	—	(5,852)	(7,500)	(5,852)	(6,459)
Other	—	—	—	—	159
Non-GAAP gross margin	$154,092	$52,592	$78,222	$265,706	$232,526

GAAP gross margin (%)	17.7%	9.8%	16.5%	14.5%	18.7%
Non-GAAP gross margin (%)	20.0%	13.1%	17.7%	16.5%	18.6%

Adjustments to Net income (loss):

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Oct. 2, 2016	Jul. 3, 2016	Sep. 27, 2015	Oct. 2, 2016	Sep. 27, 2015
GAAP net loss attributable to stockholders	$(40,545)	$(69,992)	$(56,326)	$(195,946)	$(59,398)
Adjustments based on IFRS:
8point3	19,320	18,039	19,371	48,078	14,683
Utility and power plant projects	47	4,128	(516)	7,732	(16,095)
Sale of operating lease assets	2,098	2,979	—	8,197	—
Sale-leaseback transactions	277	2,988	—	3,265	—
Other adjustments:
Stock-based compensation expense	15,907	16,475	14,898	48,902	42,484
Amortization of intangible assets	3,018	3,168	1,098	14,351	2,094
Non-cash interest expense	308	309	517	963	5,768
Goodwill impairment	57,765	—	—	57,765	—
Restructuring expense	31,202	117	726	31,415	6,056
Arbitration ruling	—	(5,852)	(7,500)	(5,852)	(6,459)
IPO-related costs	—	35	1,233	35	26,364
Other	(20)	(12)	16	(31)	175
Tax effect	7,655	(2,454)	46,959	6,885	51,696
Non-GAAP net income (loss) attributable to stockholders	$97,032	$(30,072)	$20,476	$25,759	$67,368

Adjustments to Net income (loss) per diluted share:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Oct. 2, 2016	Jul. 3, 2016	Sep. 27, 2015	Oct. 2, 2016	Sep. 27, 2015
Net income (loss) per diluted share
Numerator:
GAAP net loss available to common stockholders[1]	$(40,545)	$(69,992)	$(56,326)	$(195,946)	$(59,398)
Non-GAAP net income (loss) available to common stockholders[1]	$97,032	$(30,072)	$20,808	$25,759	$68,762

Denominator:
GAAP weighted-average shares	138,209	138,084	136,473	137,832	134,294
Effect of dilutive securities:
Stock options	—	—	18	—	32
Restricted stock units	384	—	1,170	684	1,882
Upfront Warrants (held by Total)	3,179	—	6,531	4,962	6,880
Warrants (under the CSO2015)	—	—	—	—	1,218
0.75% debentures due 2018	—	—	12,026	—	12,026
Non-GAAP weighted-average shares[1]	141,772	138,084	156,218	143,478	156,332

GAAP net loss per diluted share	$(0.29)	$(0.51)	$(0.41)	$(1.42)	$(0.44)
Non-GAAP net income (loss) per diluted share	$0.68	$(0.22)	$0.13	$0.18	$0.44

[1]
In accordance with the if-converted method, net income (loss) available to common stockholders excludes interest expense related to the 0.75%, 0.875% and 4.0% debentures if the debentures are considered converted in the calculation of net income (loss) per diluted share. If the conversion option for a debenture is not in the money for the relevant period, the potential conversion of the debenture under the if-converted method is excluded from the calculation of non-GAAP net income (loss) per diluted share.

Adjusted EBITDA:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Oct. 2, 2016	Jul. 3, 2016	Sep. 27, 2015	Oct. 2, 2016	Sep. 27, 2015
GAAP net loss attributable to stockholders	$(40,545)	$(69,992)	$(56,326)	$(195,946)	$(59,398)
Adjustments based on IFRS:
8point3	19,320	18,039	19,371	48,078	14,683
Utility and power plant projects	47	4,128	(516)	7,732	(16,095)
Sale of operating lease assets	2,098	2,979	—	8,197	—
Sale-leaseback transactions	277	2,988	—	3,265	—
Other adjustments:
Stock-based compensation expense	15,907	16,475	14,898	48,902	42,484
Amortization of intangible assets	3,018	3,168	1,098	14,351	2,094
Non-cash interest expense	308	309	517	963	5,768
Goodwill impairment	57,765	—	—	57,765	—
Restructuring expense	31,202	117	726	31,415	6,056
Arbitration ruling	—	(5,852)	(7,500)	(5,852)	(6,459)
IPO-related costs	—	35	1,233	35	26,364
Other	(20)	(12)	16	(31)	175
Cash interest expense, net of interest income	14,990	13,144	8,348	40,318	27,463
Provision for income taxes	7,049	6,648	36,224	16,878	37,916
Depreciation	36,809	37,730	36,142	108,365	95,566
Adjusted EBITDA	$148,225	$29,904	$54,231	$184,435	$176,617

Q4 2016 and FY 2016 GUIDANCE

(in thousands except percentages)	Q4 2016	FY 2016
Revenue (GAAP)	$900,000-$1,100,000	$2,430,000-$2,630,000
Revenue (non-GAAP)[1]	$1,000,000-$1,200,000	$2,600,000-$2,800,000
Gross margin (GAAP)	0%-2%	8%-10%
Gross margin (non-GAAP)[2]	1%-3%	9%-11%
Net loss (GAAP)	$100,000-$125,000	$295,000-$320,000
Adjusted EBITDA[3]	$0-$25,000	$185,000-$210,000

1.
Estimated non-GAAP amounts above for Q4 2016 include net adjustments that increase (decrease) revenue by approximately $15 million related to utility and power plant projects, ($30) million related to sale of operating lease assets, and $115 million related to sale-leaseback transactions. Estimated non-GAAP amounts above for fiscal 2016 include net adjustments that increase revenue by approximately $15 million related to 8point3, $30 million related to utility and power plant projects, and $125 million related to sale-leaseback transactions.

2.
Estimated non-GAAP amounts above for Q4 2016 include net adjustments that increase (decrease) gross margin by approximately $15 million related to utility and power plant projects, ($10) million related to sale of operating lease assets, $10 million related to sale-leaseback transactions, $4 million related to stock-based compensation expense, and $1 million related to amortization of intangible assets. Estimated non-GAAP amounts above for fiscal 2016 include net adjustments that increase (decrease) gross margin by approximately $10 million related to 8point3, $20 million related to utility and power plant projects, $15 million related to sale-leaseback transactions, $20 million related to stock-based compensation expense, $6 million related to amortization of intangible assets, $1 million related to non-cash interest expense, and ($6) million related to arbitration ruling.

3.
Estimated Adjusted EBITDA amounts above for Q4 2016 include net adjustments that increase (decrease) net loss by approximately ($15) million related to utility and power plant projects, $10 million related to sale of operating lease assets, ($10) million related to sale-leaseback transactions, ($15) million related to stock-based compensation expense, ($3) million related to amortization of intangible assets, ($1) million related to non-cash interest expense, ($5) million related to restructuring, ($20) million related to interest expense, ($6) million related to income taxes, and ($60) million related to depreciation. Estimated Adjusted EBITDA amounts above for fiscal 2016 include net adjustments that increase (decrease) net loss by approximately ($48) million related to 8point3, ($20) million related to utility and power plant projects, ($15) million related to sale-leaseback transactions, ($65) million related to stock-based compensation expense, ($9) million related to amortization of intangible assets, ($9) million related to non-cash interest expense, ($58) million related to goodwill impairment, ($36) million related to restructuring, $6 million related to arbitration ruling, ($60) million related to interest expense, ($23) million related to income taxes, and ($168) million related to depreciation.

SUPPLEMENTAL DATA
(In thousands, except percentages)

The following supplemental data represent the adjustments, individual charges and credits that are included or excluded from SunPower's non-GAAP revenue, gross margin, net income and net income per diluted share measures for each period presented in the Consolidated Statements of Operations contained herein.

THREE MONTHS ENDED

	October 2, 2016
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Equity in earnings of unconsolidated investees	Net income (loss) attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$170,345	$139,954	$419,047	$31,509	18.5%	$7,336	5.2%	$90,363	21.6%							$(40,545)
Adjustments based on IFRS:
8point3	(1,336)	3,181	31,456	(250)		2,162		11,876		—	—	—	1,062	—	4,470	19,320
Utility and power plant projects	—	—	37	—		—		47		—	—	—	—	—	—	47
Sale of operating lease assets	7,424	—	—	2,085		—		—		—	—	—	13	—	—	2,098
Sale-leaseback transactions	—	—	—	—		85		—		—	—	—	192	—	—	277
Other adjustments:
Stock-based compensation expense	—	—	—	2,083		1,744		2,202		2,935	6,943	—	—	—	—	15,907
Amortization of intangible assets	—	—	—	869		868		830		—	451	—	—	—	—	3,018
Non-cash interest expense	—	—	—	67		84		132		4	21	—	—	—	—	308
Goodwill impairment	—	—	—	—		—		—		—	—	—	57,765	—	—	57,765
Restructuring expense	—	—	—	—		—		—		—	—	31,202	—	—	—	31,202
Other	—	—	—	—		—		—		—	(33)	—	13	—	—	(20)
Tax effect	—	—	—	—		—		—		—	—	—	—	7,655	—	7,655
Non-GAAP	$176,433	$143,135	$450,540	$36,363	20.6%	$12,279	8.6%	$105,450	23.4%							$97,032

	July 3, 2016
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Equity in earnings of unconsolidated investees	Net income (loss) attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$177,715	$97,846	$144,891	$38,756	21.8%	$8,323	8.5%	$(5,785)	(4.0)%							$(69,992)
Adjustments based on IFRS:
8point3	(1,287)	—	(113)	(419)		179		30		—	—	—	1,061	—	17,188	18,039
Utility and power plant projects	—	—	(40,085)	—		—		4,128		—	—	—	—	—	—	4,128
Sale of operating lease assets	10,183	—	—	2,966		—		—		—	—	—	13	—	—	2,979
Sale-leaseback transactions	—	12,646	—	—		2,988		—		—	—	—	—	—	—	2,988
Other adjustments:
Stock-based compensation expense	—	—	—	1,652		745		3,067		2,965	8,046	—	—	—	—	16,475
Amortization of intangible assets	—	—	—	576		608		346		1,187	451	—	—	—	—	3,168
Non-cash interest expense	—	—	—	63		52		169		3	22	—	—	—	—	309
Restructuring expense	—	—	—	—		—		—		—	—	117	—	—	—	117
Arbitration ruling	—	—	—	(1,345)		(922)		(3,585)		—	—	—	—	—	—	(5,852)
IPO-related costs	—	—	—	—		—		—		—	35	—	—			35
Other	—	—	—	—		—		—		—	—	—	(12)	—	—	(12)
Tax effect	—	—	—	—		—		—		—	—	—	—	(2,454)	—	(2,454)
Non-GAAP	$186,611	$110,492	$104,693	$42,249	22.6%	$11,973	10.8%	$(1,630)	(1.6)%							$(30,072)

	September 27, 2015
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Equity in earnings of unconsolidated investees	Net income (loss) attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$163,563	$84,983	$131,672	$37,152	22.7%	$12,646	14.9%	$12,846	9.8%							$(56,326)
Adjustments based on IFRS:
8point3	(1,311)	60,930	—	(508)		18,804		—		—	—	—	993	—	82	19,371
Utility and power plant projects	—	—	1,567	—		—		(516)		—	—	—	—	—	—	(516)
Other adjustments:
Stock-based compensation expense	—	—	—	1,541		917		1,752		2,172	8,516	—	—	—	—	14,898
Amortization of intangible assets	—	—	—	197		104		300		321	176	—	—	—	—	1,098
Non-cash interest expense	—	—	—	155		90		242		9	21	—	—	—	—	517
Restructuring expense	—	—	—	—		—		—		—	—	726	—	—	—	726
Arbitration ruling	—	—	—	(2,456)		(1,299)		(3,745)		—	—	—	—			(7,500)
IPO-related costs	—	—	—	—		—		—		—	1,233	—	—	—	—	1,233
Other	—	—	—	—		—		—		—	—	—	16	—	—	16
Tax effect	—	—	—	—		—		—		—	—	—	—	46,959	—	46,959
Non-GAAP	$162,252	$145,913	$133,239	$36,081	22.2%	$31,262	21.4%	$10,879	8.2%							$20,476

NINE MONTHS ENDED

	October 2, 2016
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Equity in earnings of unconsolidated investees	Net income (loss) attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$499,867	$290,041	$744,765	$103,912	20.8%	$22,674	7.8%	$95,453	12.8%							$(195,946)
Adjustments based on IFRS:
8point3	(3,935)	3,181	17,481	(1,154)		2,341		7,749		—	—	—	3,185	—	35,957	48,078
Utility and power plant projects	—	—	13,490	—		—		7,732		—	—	—	—	—	—	7,732
Sale of operating lease assets	28,010	—	—	8,163		—		—		—	—	—	34	—	—	8,197
Sale-leaseback transactions	—	12,646	—	—		3,073		—		—	—	—	192	—	—	3,265
Other adjustments:
Stock-based compensation expense	—	—	—	4,562		3,141		7,915		8,932	24,352	—	—	—	—	48,902
Amortization of intangible assets	—	—	—	1,856		2,102		1,153		3,007	6,233	—	—	—	—	14,351
Non-cash interest expense	—	—	—	201		175		510		14	63	—	—	—	—	963
Goodwill impairment	—	—	—	—		—		—		—	—	—	57,765	—	—	57,765
Restructuring expense	—	—	—	—		—		—		—	—	31,415	—	—	—	31,415
Arbitration ruling	—	—	—	(1,345)		(922)		(3,585)		—	—	—	—	—	—	(5,852)
IPO-related costs	—	—	—	—		—		—		—	35	—	—	—	—	35
Other	—	—	—	—		—		—		—	(32)	—	1	—	—	(31)
Tax effect	—	—	—	—		—		—		—	—	—	—	6,885	—	6,885
Non-GAAP	$523,942	$305,868	$775,736	$116,195	22.2%	$32,584	10.7%	$116,927	15.1%							$25,759

	September 27, 2015
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Equity in earnings of unconsolidated investees	Net income (loss) attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$471,092	$197,030	$533,987	$104,930	22.3%	$18,971	9.6%	$100,442	18.8%							$(59,398)
Adjustments based on IFRS:
8point3	(1,311)	60,930	—	(508)		18,804		—		—	—	—	(3,695)	—	82	14,683
Utility and power plant projects	—	—	(13,016)	—		—		(16,095)		—	—	—	—	—	—	(16,095)
Other adjustments:
Stock-based compensation expense	—	—	—	3,675		1,836		4,524		6,825	25,624	—	—	—	—	42,484
Amortization of intangible assets	—	—	—	197		104		300		963	530	—	—	—	—	2,094
Non-cash interest expense	—	—	—	518		252		876		27	63	—	4,032	—	—	5,768
Restructuring expense	—	—	—	—		—		—		—	—	6,056	—	—	—	6,056
Arbitration ruling	—	—	—	(2,084)		(1,697)		(2,678)		—	—	—	—	—	—	(6,459)
IPO-related costs	—	—	—	—		—		—		—	11,168	—	15,196	—	—	26,364
Other	—	—	—	41		33		85		—	—	—	16	—	—	175
Tax effect	—	—	—	—		—		—		—	—	—	—	51,696	—	51,696
Non-GAAP	$469,781	$257,960	$520,971	$106,769	22.7%	$38,303	14.8%	$87,454	16.8%							$67,368